Exhibit 99.1

Definitive Healthcare Reports Financial Results for First Quarter Fiscal Year 2022

First quarter revenue grew 36% year-over-year to $50.1 million

Framingham, MA (May 5, 2022) – Definitive Healthcare Corp. (“Definitive Healthcare”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended March 31, 2022.

First Quarter 2022 Financial and Other Recent Highlights:

Financial Highlights:

•	Revenue was $50.1 million, an increase of 36% from $36.9 million in Q1 2021.

•	Net loss was ($13.1) million, or 26% of revenue, compared to ($10.5) million, or 28% of revenue in Q1 2021.

•	Adjusted Net Income was $7.7 million, compared to $2.6 million in Q1 2021.

•	Adjusted EBITDA was $14.0 million, or 28% of revenue, compared to $14.1 million, or 38% of revenue in Q1 2021.

•	Cash flow from operations was $13.6 million in the quarter or 27% of revenue. For the trailing twelve-month period, cash flow from operations was $25.3 million, or 14% of revenue.

•	Unlevered free cash flow was $23.9 million in the quarter, or 48% of revenue. For the trailing twelve-month period, unlevered free cash flow was $60.4 million, or 34% of revenue.

“The first quarter of 2022 continued Definitive Healthcare’s impressive track record of financial performance,” said Jason Krantz, CEO and Founder of Definitive Healthcare. “We once again demonstrated our ability to generate the unique combination of high growth and high profitability. We continue to deliver the healthcare commercial intelligence that our customers need to succeed in the complex healthcare market, resulting in growth across all parts of our business. Customers ranging from global life sciences companies to large healthcare systems to provider staffing agencies all continue to choose Definitive Healthcare.”

Recent Business and Operating Highlights:

Customer Wins

In the first quarter, Definitive Healthcare continued to grow its enterprise client base, ending the quarter with 447 enterprise customers, defined as those customers with more than one hundred thousand dollars in annual recurring revenue. Significant customer wins included:

•

An enterprise deal with a 10,000-employee global medical device company focused on interventional urology, wound care, and ostomy. This client signed a multi-year enterprise deal to segment the market and understand the specific physicians and integrated delivery networks that prescribe its devices. This client will use Definitive Healthcare claims data, affiliations data, and analytics to search for specific HCPCS and CPT codes across three product lines, and then track the patient journey for its products across multiple facilities and providers.

•

A multi-year, multi-product enterprise deal with an integrated delivery network that includes 39 hospitals and 163 ambulatory and post-acute facilities across multiple states. This customer will use Definitive Healthcare data and analytics in its corporate strategy group, its nursing call and transportation team, and its newly formed Group Purchasing Organization.

•

Multiple wins at diversified customers who want to sell their product or service into the U.S. healthcare market, including the commercial division of a large security services company, a floor cleaning and sterilization company, and multiple healthcare provider staffing agencies.

•

A major upsell win at the second-largest pharmaceutical company in Japan with a significant amount of business in the United States. This company already subscribed to Definitive Healthcare intelligence on hospitals and physicians and in the first quarter added medical and pharmacy claims to identify providers treating specific claims codes related to its products. Armed with this intelligence, the client will analyze the density of physicians and analyze referral patterns in each sales territory, utilizing the results to optimize its sales territories.

Innovation

In the first quarter of 2022, the company closed its acquisition of Analytical Wizards and subsequently launched the Passport Analytics Suite, which was built on top of the technology acquired in that deal. Analytical Wizards is used by six of the top ten global pharmaceutical companies, as ranked by revenue, and four of the top seven global biotech companies, as ranked by market value. With the Passport Analytics Suite, customers can combine data from multiple sources, including Definitive Healthcare, and then run detailed analytics on-demand to gain new intelligence for product planning, marketing optimization, and product performance.

Also in the first quarter, the company launched Latitude Discovery, a new product aimed at pre-commercial biopharma and medical device companies. With Latitude Discovery, users can quickly perform iterative analysis of real-world data to assess and size potential market opportunities associated with therapy development for granular patient cohorts.

Finally, the company significantly expanded the capabilities of its PhysicianView product by adding new data around physician lab & durable medical equipment orders. These data refer to a subset of claims data captured when providers order additional testing from pathology (path) labs or durable medical equipment (DME) for their patients.

Business Outlook

Based on information as of May 5, 2022, the Company is issuing the following financial guidance.

Second Quarter 2022:

•	Revenue is expected to be in the range of $53.0 – $54.0 million, a 34% increase year over year.

•	Adjusted Operating Income is expected to be in the range of $13.0 – $14.0 million.

•	Adjusted EBITDA is expected to be in the range of $14.0 – $15.0 million.

•	Adjusted Net Income is expected to be $7.0 – $8.0 million.

•	Adjusted Net Income Per Diluted Share is expected to be $0.04 – $0.05 on approximately 154.8 million weighted-average shares outstanding.

Full Year 2022:

•	Revenue is expected to be in the range of $220.5 – $224.5 million, up 33 – 35% from prior year.

•	Adjusted Operating Income is expected to be in the range of $57.0 – $63.0 million.

•	Adjusted EBITDA is expected to be in the range of $61.0 – $67.0 million.

•	Adjusted Net Income is expected to be $35.0 – $41.0 million.

•	Adjusted Net Income Per Diluted Share is expected to be $0.22– $0.26 on approximately 155.1 million weighted-average shares outstanding.

Conference Call Information

Definitive Healthcare will host a conference call today, May 5, 2022, at 4:30 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial (877) 407-3982 (domestic) or (201) 493-6780 (international). The conference ID number is 13728297. Shortly after the conclusion of the call, a replay of this conference call will be available through May 19, 2022 at (844) 512-2921 (domestic) or (412) 317-6671 (international). The replay passcode is 13728297. A live audio webcast of the event will be available on the Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next.

Forward-Looking Statements

This press release may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the COVID-19 global pandemic), including the global economic uncertainty and measures taken in response; the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation as a result of such conflict or other events; our inability to generate substantially all of our revenue and cash flows from sales of subscriptions to our platform and any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain profitability in the future compared to historical levels as we increase investments in our business; the loss of our access to our data providers, which could negatively impact our platform; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; the risk of cyber-attacks and security vulnerabilities; and if our security measures are breached or unauthorized access to data is otherwise obtained, our platform may be perceived as not being secure, customers may reduce the use of or stop using our platform, and we may incur significant liabilities.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 that will be filed following this earnings release and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

Any forward-looking statement made by us speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the U.S., (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for net (loss) income, gross profit or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided from operating activities less purchases of property, equipment and other assets, plus cash interest expense and cash payments related to transaction related expenses, earnouts and other non-recurring items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, net and loss on extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, transaction expenses and other non-recurring expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as revenue less cost of revenue (excluding acquisition-related depreciation and amortization and equity compensation costs) and Adjusted Gross Margin means Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit differs from gross profit, in that gross profit includes acquisition-related depreciation and amortization expense and equity compensation costs. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small quantity of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as income (loss) from operations plus acquisition related amortization, equity-based compensation, transaction expenses and other non-recurring expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, other expense, net, excluding TRA liability remeasurement expense and recurring income tax expense including the incremental tax effects of adjustments to arrive at Adjusted Operating Income. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to (loss) income from operations, net (loss) income, gross profit, earnings per share or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Danielle Johns

djohns@definitivehc.com

Definitive Healthcare Corp.

Condensed Consolidated Balance Sheets

(amounts in thousands, except number of shares)

	March 31, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	229,795	387,498
Short-term investments	109,027	—
Accounts receivable, net	38,465	43,336
Prepaid expenses and other current assets	7,208	6,518
Current portion of deferred contract costs	7,657	6,880

Total current assets	392,152	444,232
Property and equipment, net	4,818	5,069
Operating lease right-of-use assets, net	18,811	—
Other assets	2,876	8,273
Deferred contract costs, net of current portion	12,314	11,667
Deferred tax asset	—	158
Investment in equity securities	—	32,675
Intangible assets, net	387,241	352,470
Goodwill	1,323,516	1,261,444

Total assets	$2,141,728	$2,115,988

Liabilities and Equity
Current liabilities:
Accounts payable	6,207	4,651
Accrued expenses and other current liabilities	12,837	22,658
Current portion of deferred revenue	93,574	83,611
Current portion of term loan	6,875	6,875
Current portion of operating lease liabilities	2,522	—

Total current liabilities	122,015	117,795
Long term liabilities:
Deferred revenue	387	412
Term loan, net of current portion	262,226	263,808
Operating lease liabilities, net of current portion	17,728	—
Tax receivable agreements liability	154,673	153,529
Deferred tax liabilities	86,144	75,888
Other long-term liabilities	1,290	1,294

Total liabilities	644,463	612,726

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 97,574,397 and 97,030,095 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	98	97
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 57,666,776 and 55,040,110 shares issued and outstanding, respectively, at March 31, 2022, and 58,244,627 and 55,488,221 shares issued and outstanding, respectively at December 31, 2021	—	—
Additional paid-in capital	899,485	890,724
Accumulated other comprehensive income	918	62
Accumulated deficit	(26,301)	(17,677)
Noncontrolling interests	623,065	630,056

Total equity	1,497,265	1,503,262

Total liabilities and equity	$2,141,728	$2,115,988

Definitive Healthcare Corp.

Condensed Consolidated Statements of Operations

(amounts in thousands, except share amounts and per share data; unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$50,124	$36,936
Cost of revenue:
Cost of revenue exclusive of amortization shown below (1)	5,950	4,196
Amortization	5,378	5,241

Gross profit	38,796	27,499

Operating expenses:
Sales and marketing (1)	21,293	11,743
Product development (1)	6,850	3,794
General and administrative (1)	10,454	4,636
Depreciation and amortization	9,874	9,446
Transaction expenses	1,310	38

Total operating expenses	49,781	29,657

Loss from operations	(10,985)	(2,158)
Other expense, net:
Other (expense) income, net	(101)	124
Interest expense, net	(1,884)	(8,454)

Total other expense, net	(1,985)	(8,330)

Net loss before income taxes	(12,970)	(10,488)
Provision for income taxes	(87)	—

Net loss	(13,057)	(10,488)

Less: Net loss attributable to Definitive OpCo prior to the Reorganization Transactions	—	(10,488)
Less: Net loss attributable to noncontrolling interests	(4,433)	—

Net loss attributable to Definitive Healthcare Corp.	$(8,624)	$—

Net loss per share of Class A Common Stock:
Basic and diluted	$(0.09)	N/A

Weighted average Class A Common Stock outstanding:
Basic and diluted	97,158,823	N/A

(1) Amounts include equity-based compensation expense as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$232	$15
Sales and marketing	3,746	102
Product development	1,289	76
General and administrative	1,605	213

Total equity-based compensation expense	$6,872	$406

Definitive Healthcare Corp.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands; unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(13,057)	$(10,488)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	525	341
Amortization of intangible assets	14,727	14,346
Amortization of deferred contract costs	1,875	843
Equity-based compensation	6,872	406
Amortization of debt issuance costs	176	523
Provision for doubtful accounts receivable	9	35
Tax receivable agreement remeasurement	248	—
Deferred income taxes	69	—
Changes in operating assets and liabilities:
Accounts receivable	8,526	4,399
Prepaid expenses and other current assets	692	(559)
Deferred contract costs	(3,299)	(2,854)
Contingent consideration accrual	(6,400)	—
Accounts payable, accrued expenses and other current liabilities	(3,579)	(3,908)
Deferred revenue	6,249	10,443

Net cash provided by operating activities	13,633	13,527

Cash flows from investing activities:
Purchases of property, equipment and other assets	(794)	(3,842)
Purchases of short-term investments	(109,559)	—
Cash paid for acquisitions, net of cash acquired	(56,499)	—

Net cash used in investing activities	(166,852)	(3,842)

Cash flows from financing activities:
Repayments of term loans	(1,719)	(1,170)
Payment of contingent consideration	(1,100)	—
Payments of equity offering issuance costs	(1,299)	(126)
Member distributions	(258)	—

Net cash used in financing activities	(4,376)	(1,296)

Net (decrease) increase in cash and cash equivalents	(157,595)	8,389
Effect of exchange rate changes on cash and cash equivalents	(108)	(84)
Cash and cash equivalents, beginning of period	387,498	24,774

Cash and cash equivalents, end of period	$229,795	$33,079

Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$1,771	$8,039
Acquisitions:
Net assets acquired, net of cash acquired	$97,499	$—
Initial cash investment in prior year	(40,000)	—
Contingent consideration	(1,000)	—

Net cash paid for acquisitions	$56,499	$—

Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accrued expenses	$3,500	$—

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow

(in thousands; unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flow from operations	$13,633	$13,527
Purchases of property, equipment and other assets	(794)	(3,842)
Interest paid in cash	1,771	8,039
Transaction expenses paid in cash (a)	1,310	38
Earnout payment (b)	6,400	—
Other non-recurring items (c)	1,596	1,095

Unlevered Free Cash Flow	$23,916	$18,857

(a)	Transaction expenses paid in cash primarily represent legal, accounting and consulting expenses related to our acquisitions.
(b)	Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c)	Non-recurring items represent expenses that are typically one-time or non-operational in nature.

Reconciliation of GAAP Net Loss to Adjusted Net Income and

GAAP Operating Loss to Adjusted Operating Loss

(in thousands, except per share amounts; unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(13,057)	$(10,488)
Add: Income tax provision	87	—
Add: Interest expense, net	1,884	8,454
Add: Other expense (income), net	101	(124)

Loss from operations	(10,985)	(2,158)
Add: Amortization of intangible assets acquired through business combinations	14,451	14,092
Add: Equity-based compensation	6,872	406
Add: Transaction expenses	1,310	38
Add: Other non-recurring items	1,596	1,095

Adjusted Operating Income	13,244	13,473
Less: Interest expense, net	(1,884)	(8,454)
Less: Recurring income tax benefit (provision)	305	—
Less: Foreign currency gain	147	124
Less: Tax impacts of adjustments to net income (loss)	(4,161)	(2,533)

Adjusted Net Income	$7,651	$2,610

Shares for Adjusted Net Income Per Diluted Share (a)	154,216,995
Adjusted Net Income Per Share	$0.05

(a)

Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 158,339,437 as of March 31, 2022.

Reconciliation of Adjusted EBITDA to GAAP Net Loss

(in thousands; unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(13,057)	$(10,488)
Interest expense, net	1,884	8,454
Income tax provision	87	—
Depreciation & amortization	15,252	14,687

EBITDA	4,166	12,653
Other (income) expense, net (a)	101	(124)
Equity-based compensation (b)	6,872	406
Transaction expenses (c )	1,310	38
Other non-recurring items (d)	1,596	1,095

Adjusted EBITDA	$14,045	$14,068
Revenue	$50,124	$36,936
Adjusted EBITDA margin	28%	38%

(a)	Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b)	Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c)	Transaction expenses primarily represent legal, accounting and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions.
(d)	Non-recurring items represent expenses that are typically one-time or non-operational in nature.

Reconciliation of Adjusted Gross Profit to GAAP Gross Profit

(in thousands; unaudited)

	Three Months Ended March 31,
	2022	2021
Reported gross profit	$38,796	$27,499
Amortization of intangible assets resulting from acquisition-related purchase accounting adjustments (a)	5,102	4,987
Equity-based compensation	232	15

Adjusted Gross Profit	$44,130	$32,501
Revenue	$50,124	$36,936
Adjusted Gross Margin	88%	88%

(a)	Amortization of intangible assets resulting from purchase accounting adjustments represents non-cash amortization of acquired intangibles, primarily resulting from the Advent acquisition.